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



FUND CODE/NAME:     520/SCUDDER INTERNATIONAL EQUITY FD-INST1

                                                                                                     SOCIAL    ACCOUNT SHARE BALANCE
     ACCOUNT NUMBER     REGISTRATION                           TAX ID NUMBER    DEALER/DLR BRANCH     CODE     PERCENT OF TOTAL SHRS

0                                                   ***  NO SHAREOWNERS SELECTED ***
0                                TOTAL NUMBER OF ACCOUNTS FOR FUND             :                     239
                                 TOTAL NUMBER OF SHARES FOR FUND               :         10,899,982.8240
FUND CODE/NAME:     525/SCUDDER INTERNATIONAL EQUITY FUND-INST

                                                                                                     SOCIAL    ACCOUNT SHARE BALANCE
     ACCOUNT NUMBER     REGISTRATION                           TAX ID NUMBER    DEALER/DLR BRANCH     CODE     PERCENT OF TOTAL SHRS

            19176-0     CHARLES SCHWAB & CO                     ###-##-####        5323/SF BULKS       090             515,389.1880
                        OMNIBUS ACCOUNT REINVEST
                        ATTN: MUTUAL FUND ACCT MGMT TEAM                                                               43.87 %
                        101 MONTEGOMERY STREET
                        333-8
                        SAN FRANCISCO CA  94104


0                                TOTAL NUMBER OF ACCOUNTS FOR FUND             :                     221
                                 TOTAL NUMBER OF SHARES FOR FUND               :          1,174,737.7690

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